EXHIBIT 24.1

                                POWER-OF-ATTORNEY
                                -----------------


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Fred H. Langhammer, Richard W. Kunes and Paul E. Konney, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2002 of The Estee Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              SIGNATURE               TITLE                   DATE
              ---------               -----                   ----

 /s/ FRED H. LANGHAMMER               Chief Executive         September 17, 2002
-----------------------------------   Officer and
     Fred H. Langhammer               Director (Principal
                                      Executive Officer)

 /s/ LEONARD A. LAUDER                Chairman of the Board   September 17, 2002
-----------------------------------
     Leonard A. Lauder

 /s/ RONALD S. LAUDER                 Director                September 17, 2002
-----------------------------------
     Ronald S. Lauder

 /s/ WILLIAM P. LAUDER                Director                September 17, 2002
-----------------------------------
     William P. Lauder

 /s/ CHARLENE BARSHEFSKY              Director                September 17, 2002
-----------------------------------
     Charlene Barshefsky

 /s/ LYNN FORESTER DE ROTHSCHILD      Director                September 17, 2002
-----------------------------------
     Lynn Forester de Rothschild

 /s/ IRVINE O. HOCKADAY, JR.          Director                September 17, 2002
-----------------------------------
     Irvine O. Hockaday, Jr.

 /s/ RICHARD D. PARSONS                Director               September 17, 2002
-----------------------------------
     Richard D. Parsons

 /s/ MARSHALL ROSE                    Director                September 17, 2002
-----------------------------------
     Marshall Rose

                                      Director
-----------------------------------
     Faye Wattleton

 /s/ RICHARD W. KUNES                 Senior Vice President   September 17, 2002
-----------------------------------   and Chief Financial
     Richard W. Kunes                 Officer (Principal
                                      Financial and
                                      Accounting Officer)